Exhibit 10.8

ALLIED NEVADA GOLD CORP.

(the “Corporation”)

DEFERRED SHARE UNITS

NOTICE OF GRANT

To:
Date:

This notice serves as a Deferred Share Unit Grant Letter, which is required under Section 3.03 of the Corporation’s Deferred Share Unit Plan, a copy of which has been provided to you.

Pursuant to a Board Unanimous Written Consent Resolution dated [Date], each director, as part of his remuneration, is entitled to an award of Deferred Share Units (DSUs) totaling $150,000, for the period of [Date] to [Date]. The number of DSUs to be granted is determined by dividing $150,000 by the Company’s closing share price as of the date of the Annual General Meeting of Shareholders (AGM), which was held on [Date]. (See Section 1.01(k).)

Accordingly, because the closing share price as of [Date] (i.e., the date of the last AGM) was $[            ], you are hereby granted [            ] DSUs as of the date of this Deferred Share Unit Grant Letter.

Based on the foregoing, our records indicate the following balances of DSUs have been granted to you pursuant to the Company’s DSU plan:

# of DSU’s
Opening Balance as at [Date]
Granted on [Date]
Closing Balance as at [Date]
Allied Nevada Gold Corp. – stock price [Date]	$
Estimated value at [Date]	$

As a reminder, pursuant to Section 3.05 of the DSU Plan, should you separate as a director, the Corporation shall issue you one previously unissued Common Share for each outstanding whole DSU held by you on your “Separation Date,” less applicable statutory source deductions. “Fractional Deferred Share Units” shall be cancelled.

Moreover, where DSUs have been granted to you with reference to your director remuneration for a year, in the event you resign or are otherwise no longer an “Eligible Director” during such year other than in the event of, in connection with, or related to, a “Change in Control of the Corporation,” your DSUs will only partially vest and you will only be entitled to a pro-rated “DSU Payment” in respect of such DSUs based on the number of days such year that you are an “Eligible Director.”

Should you have any questions regarding this Notice, please do not hesitate to contact me.

ALLIED NEVADA GOLD CORP.

[Name]
[Title]